UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

TOMOTHERAPY INCORPORATED
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way Madison, Wisconsin	53717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 824-2800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Long Term Purchase Agreement with e2v Inc. and e2v Technologies (UK) Limited

On December 22, 2008, TomoTherapy Incorporated (the “Company”) entered into a Long Term Purchase Agreement (the “Supply Agreement”) with an effective date of December 22, 2008, with e2v Inc., of Elmsford, New York, and e2v Technologies (UK) Limited (“e2v Ltd.”) of Chelmsford, United Kingdom, for the purchase and sale of solid state modulators, modulator accessories and magnetron accessories (the “Products”). The parties were previously doing business for the purchase and sale of the Products strictly through purchase orders.

The Products condition and control the timing and delivery of the radio frequency energy generated by the magnetron to the linear accelerator. As such, the Products are key components in the Company’s Hi Art system.

Pursuant to the Supply Agreement, the Company committed to purchasing specific quantities of the Products during the initial term of the agreement, within a specified percentage tolerance margin, unless otherwise agreed upon by the Parties. Additionally, to the extent necessary to fulfill the required quantities, the Company committed to purchase all of its manufacturing production requirements of the Products from e2v Inc. as its sole source for the Products.

The parties agreed to review annually the quantities purchased and forecast and to make adjustments to the minimum quantities without invoking any default for failure to meet minimum quantities or lower quantity break pricing bill back for the period, as long as e2v Inc. remains the sole source for the Products.

During the third year of the agreement, the parties have agreed to review the quantities purchased and the 12-month forecast to determine within a specified percentage margin whether the required quantity for each Product is anticipated to be purchased. If the parties agree that a lesser quantity of any Product will be purchased during the initial term, then e2v Inc. and e2v Ltd. may adjust the pricing accordingly. If the price is increased and the Company meets the required quantity, then e2v Inc. and/or e2v Ltd. is required to credit the Company the difference for the increased prices. In the event quantities are exceeded, e2v Inc. agreed to make an effort to extend better pricing to the Company and extend volume discounts or other cost savings due to the increased quantities.

e2v Inc. can terminate the agreement if the Company does not meet its required quantities, subject to the tolerance margin, and e2v is not the sole source of supply, or if e2v Inc. reasonably anticipates the failure will occur and has consulted with the Company. In such case, e2v Inc. may invoice the Company for the outstanding balance based on the pricing for the lower quantity purchased.

Either party may terminate the agreement or any purchase order by giving written notice in the event that: (1) the other party has breached the agreement and been unable to cure the breach within 90 days from receipt of written notice, or (2) the other party becomes insolvent or undergoes liquidation.

The Supply Agreement, as redacted in accordance with a request for confidential treatment, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to License Agreement with Wisconsin Alumni Research Foundation

On December 23, 2008, TomoTherapy Incorporated (the “Company”) entered into an Amendment (“Amendment”) to the License Agreement (“License Agreement”), with an effective date of December 16, 2008, with Wisconsin Alumni Research Foundation (“WARF”). The original License Agreement between the Company and WARF dated February 22, 1999 was filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2007 as Exhibit 10.4 to the Company’s S-1 Registration Statement. An Amendment to the License Agreement dated April 16, 2007 was filed with the SEC on September 21, 2007 as Exhibit 10.31 to the Company’s S-1 Registration Statement. This Amendment serves as a further Amendment to the License Agreement and is effective as of December 16, 2008.

The License Agreement was amended to, among other things: (1) grant to the Company a first right of refusal to add fields not included in its licensed field; (2) revise the royalty payment schedule, whereby the Company pays to WARF a percentage of the selling price of each unit, option and upgrade starting from the date of the Amendment; (3) update the schedule of licensed patents to list additional patents; and (4) amend the description of the licensed field to explicitly exclude medical applications using ions.

The Amendment, as redacted in accordance with a request for confidential treatment, is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1*	Long Term Purchase Agreement with e2v Inc. and e2v Technologies (UK) Limited executed December 22, 2008
10.2*	Amendment to License Agreement with Wisconsin Alumni Research Foundation executed December 23, 2008

* Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Form 8-K and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMOTHERAPY INCORPORATED

Dated: December 30, 2008	By:	/s/ Stephen C. Hathaway
Stephen C. Hathaway Chief Financial Officer

EXHIBIT INDEX

Number	Description
10.1*	Long Term Purchase Agreement with e2v Inc. and e2v Technologies (UK) Limited executed December 22, 2008
10.2*	Amendment to License Agreement with Wisconsin Alumni Research Foundation executed December 23, 2008

* Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Form 8-K and submitted separately to the Securities and Exchange Commission.